UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report: March 22, 2004
Date of Earliest Event Reported: March 17, 2004

Commission file number 1-6450

GREAT LAKES CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	95-1765035 (IRS Employer Identification No.)

9025 NORTH RIVER ROAD, SUITE 400 INDIANAPOLIS, INDIANA 46240 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 317-715-3000

Item 9.

The following information is being furnished pursuant to Item 9 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

On March 17, 2004, Great Lakes Chemical Corporation issued a press release announcing it will combine its antimony business with Laurel Industries, Inc. (part of the chemical operations of Occidental Petroleum Corporation) as part of a joint venture to develop, produce, and market antimony-based products.  A copy of this release is attached as Exhibit 99(i).

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2004	By:	/s/ William L. Sherwood
William L. Sherwood
Vice President and
Corporate Controller